EXHIBIT 99.1
November 12, 2006
AGREEMENT
     This Agreement is entered into by and between KB Home and Bruce Karatz (“Karatz”), the Chief Executive Officer and Chairman of KB Home, and relates to the Amended and Restated Employment Agreement dated July 11, 2001 (“Employment Agreement”) by and between KB Home and Karatz. All capitalized terms used but not defined herein shall have the meaning ascribed to them in the Employment Agreement.
     In consideration of the covenants undertaken and contained herein, the adequacy of which is herein acknowledged, the parties agree as follows:
          1. Pursuant to a mutual understanding between Karatz and the Board of Directors of KB Home, Karatz hereby gives notice of his retirement from employment under the Employment Agreement, with his retirement to become effective immediately. In addition, Karatz hereby resigns effective immediately from any and all positions he holds with KB Home, Kaufman and Broad, S.A. and any of their respective subsidiaries, including his positions as Chairman of the Board and Director of the Corporation.
          2. KB Home shall promptly pay to Karatz (i) his unpaid base salary earned under Section 4(a) of the Employment Agreement for services rendered through, and including, the date hereof and (ii) the dollar value of all accrued and unpaid vacation benefits and sick pay based upon Karatz’s most recent level of base salary and unreimbursed business expenses. All of Karatz’s outstanding unvested stock options, restricted stock and other equity awards, plans and programs shall be retained but suspended, and Karatz shall be entitled to the medical and dental benefits at least equal to those which would have been provided to Karatz under KB Home’s plan had he not retired, until the parties reach agreement with respect thereto or until a determination is made pursuant to the arbitration provisions of the Employment Agreement. Karatz’s vested interests in all vested stock options, restricted stock and other equity awards and qualified and nonqualified retirement plans of KB Home shall be retained, subject, in the case of vested stock options, restricted stock and other equity awards, to any policies restricting the exercise or transfer thereof generally applicable to officers of KB Home.
          3. Both Karatz and KB Home reserve all rights under the Employment Agreement and under the other option, restricted stock, retirement or other benefit plans to which Karatz is a party or is subject. In particular, neither the entry into this Agreement or Karatz’s retirement hereunder shall constitute an admission by either party as to the circumstances or characterization of Karatz’s departure from KB Home, including without limitation whether under the Employment Agreement such departure constitutes a “retirement” or other form of termination.
          4. Karatz’s retirement under this Agreement will not affect any advancement of fees or indemnification (including those in connection with the stock options investigation) to which he otherwise would be entitled under applicable state law, the

Articles of Incorporation and Bylaws of KB Home, and any agreement with KB Home, including the Employment Agreement. Karatz will continue to be a named insured under KB Home’s D&O insurance policies and KB Home shall use its best efforts to ensure that he continues to be covered under any renewals or replacements of those policies.
          5. Karatz agrees to refrain from criticizing or making disparaging or derogatory comments about KB Home and its officers and directors, and KB Home agrees that the officers and directors of KB Home shall refrain from criticizing or making disparaging or derogatory comments about Karatz. Karatz and KB Home agree that (a) a press release attached as Exhibit A hereto shall be released by KB Home on or prior to November 12, 2006 and (b) the parties shall not make statements inconsistent with those in the press release. The Section shall not apply to statements that either party reasonably concludes are required in order to cooperate with government or regulatory investigations, to provide appropriate information to independent auditors, that are otherwise required to comply with their fiduciary or legal obligations, or that are made in connection with any arbitration under the Employment Agreement.
          6. Karatz acknowledges and agrees that the exercise price of each annual stock option granted to him since October 2, 1998 (the “Subject Options”) shall be changed to the closing price per share of the Company’s common stock on the new measurement dates selected by KB Home for such grants as reflected in the restated financial statements or adjusted books and records expected to be completed by KB Home. For each Subject Option exercised by Karatz prior to the date hereof, Karatz shall pay to KB Home, in cash, the product of (i) any positive difference between the exercise price and the fair market value of KB Home common stock on the new measurement date for the Subject Option and (ii) the number of shares subject to such Subject Option. KB Home will provide Karatz with a schedule containing reasonable detail regarding the new measurement dates and amounts payable by Karatz in respect of the Subject Options within 15 days of filing financial statements with the Securities and Exchange Commission and Karatz shall make the required payments and enter into amended option agreements within 90 days thereafter. Karatz acknowledges that KB Home makes no representation as to the tax treatment of Karatz’s KB Home stock options and shares of restricted stock and that he will be responsible for any tax obligations that may arise therefrom.
          7. Karatz shall provide such reasonable consulting or transition services as may be requested by the Board of Directors for a period of 3 months following the date hereof. Karatz shall vacate his office and return all KB Home property within ten days after the date of this Agreement and will be entitled to remove any and all of his personal property or effects.
          8. Karatz agrees and acknowledges that he remains subject to all confidentiality agreements and similar obligations to which he was subject as an officer and employee of KB Home.
          9. Both parties agree to cooperate with the other in determining the benefits and amounts due to Karatz (if any) in connection with his retirement, taking into account his years of service and the success and growth of KB Home during the period of his leadership and such other factors as the parties consider relevant. If an agreement with respect to benefits and amounts due to Karatz in connection with his retirement cannot be reached by agreement between the Board and Karatz, either party may commence an arbitration as provided in the Employment Agreement. None of the periods of time set forth in the Employment Agreement within which events may occur or actions must be taken, and no statute of limitations or any claims either party may have under the Employment Agreement or related to Karatz’s employment, shall begin to run until the parties reach agreement or an arbitrator’s decision is rendered as to the characterization of Karatz’s departure from KB Home. Such agreement or decision shall be in lieu of the notice and cure provisions in section 5(h) of the Employment Agreement.
          10. Nothing contained in this Agreement shall be deemed as an admission by any party.
          11. This Agreement shall not be deemed to constitute a waiver of any rights, claims or defenses of any of the parties to this Agreement. This Agreement does not constitute a release of any claims that either party may have against the other.
          12. This Agreement can be modified only in writing signed by the parties.
          13. Both parties have cooperated in the drafting and preparation of this Agreement. In any construction to be made of this Agreement, the same shall not be construed against any party on the basis that the party was the drafter.
          14. This Agreement may be executed in one or more counterparts, each of which shall constitute an original, and all of which shall constitute one instrument.

     If the following is in accordance with your understanding of our agreement, please sign and return to us a duplicate hereof, whereupon this Agreement and your acceptance shall represent a binding agreement between the parties hereto.

KB HOME
/s/ JEFFREY T. MEZGER
By: Jeffrey T. Mezger
Title:	Chief Operating Officer

The foregoing Agreement is hereby
confirmed and accepted as of the date
first above written.

BRUCE KARATZ

/s/ BRUCE KARATZ